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                                                                    Exhibit 23.1



                       Consent of Independent Accountants

     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 6, 1996 on our audit of the consolidated financial statements of GZA GeoEnvironmental Technologies, Inc. (the "Company") and its subsidiaries and affiliate as of February 29, 1996 and for the year than ended, included in the Company's 1996 Annual Report to Shareholders, which report is incorporated by reference in the Company's Annual Report on Form 10-K in respect of the fiscal year ended February 29, 1996 (the "1996 Report on Form 10-K").

     We also consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 6, 1996 on our audit of the consolidated financial statement schedules of the Company and its subsidiaries and affiliate as of February 29, 1996 and for the fiscal year then ended, which report is included in the Company's 1996 Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 1, 1997